Exhibit 10.96

AMENDMENT TO CONSENT AGREEMENT AND NOTE MODIFICATION

This AMENDMENT TO CONSENT AGREEMENT AND NOTE MODIFICATION (the “Amendment”) is entered into as of January 11, 2011 by and among RNK HOLDING COMPANY, a Massachusetts business trust (“RNK Holding”), HANOVER LEASING, LLC, a Delaware limited liability company (“Hanover”), MR. DOUG DENNY-BROWN, an individual (“Denny-Brown”), MR. NEAL HART, an individual (“Hart”), MR. GLENN POKRAKA, an individual (“Pokraka”), MR. JOHN SKINNER, an individual (“Skinner”), MR. FRED WEYMSS, an individual (together with RNK Holding, Hanover, Denny-Brown, Hart, Pokraka and Skinner, each a “Subordinated Creditor” and collectively the “Subordinated Creditors”) and WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Borrower and the Subordinated Creditors are party to that certain Consent Agreement and Note Modification, dated as of December 14, 2010 (the “Consent”) pursuant to which, among other things, the Subordinated Creditors agreed to extend the maturity date of the Amended Subordinated Notes (as defined in the Consent) to July 13, 2011; and

WHEREAS, in consideration of Borrower agreeing to an aggregate partial repayment of $1,000,000 on the Amended Subordinated Notes upon the closing of the Borrower’s contemplated initial public offering, the Subordinated Creditors have agreed that the maturity date of the Amended Subordinated Notes shall be further extended to March 31, 2012.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Amendment of Section 1(b) of Consent. Section 1(b) of the Consent is hereby amended by deleting the first and second sentence of such Section in their entirety and replacing them with the following:

“Notwithstanding any provision of the Note Modification Agreement, any of the Amended Subordinated Notes or the Original Consent to the contrary, subject to the Borrower issuing the shares as described above and subject to the payment by the Borrower of $1,000,000 on the Amended Subordinated Notes at the closing of the IPO (in the proportions that the shares were issued to the Subordinated Creditors), the Subordinated Creditors hereby agree (i) to waive the requirement of the repayment in full of the Amended Subordinated Notes at the closing of the IPO and (ii) that the Amended Subordinated Notes are hereby amended to provide that the maturity date of the Amended Subordinated Notes shall be the earlier of: March 31, 2012 or the next financing achieved by Borrower following the IPO and repayment in full of the loan from Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd. made to Borrower on September 8, 2009, as amended, restated, supplemented or modified (the “Senior Note”); provided, that, if the closing of the IPO does not occur, then the maturity date of the Amended Subordinated Notes shall be July 13, 2011 or the next financing achieved by Borrower after repayment of the Senior Note. In the event that any proceeds remain from a financing, other than the IPO, (such financing referred to as an “Alternative Financing”) through which Borrower repays in full of the Senior Note, after such repayment, except as otherwise agreed by the Subordinated Creditors (as defined in this Agreement), the remaining proceeds from such Alternative Financing will be used to repay the Amended Subordinated Notes.”

2. Modification, Amendment or Waiver. Except as otherwise modified by this Amendment, the Consent shall remain in full force and effect. Any modification, amendment or waiver of any provision of this Amendment, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by all parties hereto. By their signatures hereto, each of the Subordinated Creditors hereby authorizes and directs RNK Holding to execute and deliver any such modification, waiver or consent on its behalf.

3. Further Assurances. Each party to this Amendment promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Amendment.

4. Successors and Assigns. This Amendment and the rights and benefits hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties.

5. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, such counterparts may be delivered by facsimile or by electronic mail in “portable document format” (or “.pdf”), with any such counterpart delivered in such way deemed an original.

7. Costs. Borrower also agrees to pay all reasonable legal fees of Noteholders, incurred in connection with the extension of the maturity date of the Amended Subordinated Notes, not later than the maturity date of the Amended Subordinated Notes,

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IN WITNESS WHEREOF, each party has caused this Amendment to be executed as of the date first above written.

BORROWER:

WAVE2WAVE COMMUNICATIONS,
INC., a Delaware corporation

		By:	/s/ Eric Mann
		Name:	Eric Mann
		Title:	Chief Financial Officer

		By:	/s/ Aaron Dobrinsky
		Name:	Aaron Dobrinsky
		Title:	Chief Executive Officer

SUBORDINATED CREDITORS:
RNK HOLDING COMPANY, a		HANOVER LEASING, LLC, a Delaware
Massachusetts business trust		limited liability company

By:	/s/ Richard N. Koch	By:	/s/ Arthur P. Beecher
Name:	Richard N. Koch	Name:	Arthur P. Beecher
Title:	President	Title:	President

MR. DOUG DENNY-BROWN, an individual			MR. NEAL HART, an individual

By:	/s/ Doug Denny-Brown	By:	/s/ Neal Hart

MR. GLENN POKRAKA, an individual			MR. JOHN SKINNER, an individual

By:	/s/ Glenn Pokraka	By:	/s/ John Skinner

MR. FRED WEYMSS, an individual

By:	/s/ Fred Weymss